Exhibit 99.1

BAB, Inc. Announces Dividend

Deerfield, IL – March 5, 2008 - BAB, Inc. (OTCBB: BABB), today announced that its Board of Directors has declared a quarterly cash dividend of $0.02 per share, payable on April 10, 2008 to shareholders of record as of March 25, 2008.

BAB, Inc. operates, franchises, and licenses Big Apple Bagels ®, My Favorite Muffin ® Jacobs Bros. Bagels ® and Brewster’s ® Coffee.  The Company’s stock is traded on the OTCBB under the symbol BABB and its web site can be visited at www.babcorp.com.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “would,” “believe” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements.   These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements.  The above factors are more fully discussed in the company’s SEC filings.

Contact:         BAB, Inc.

Michael K. Murtaugh

Phone: (847) 948-7520  Fax: (847) 405-8140

www.babcorp.com